UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 18, 2010

MICHAELS STORES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-09338	75-1943604
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8000 Bent Branch Drive
Irving, Texas  75063

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 409-1300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

On February 18, 2010, Michaels Stores, Inc. (the “Company”) as lead borrower, and certain of its subsidiaries (collectively with the Company, the “Loan Parties”), Bank of America, N.A. as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent, the lenders party thereto (collectively, the “Lenders”), Wells Fargo Retail Finance, LLC, as syndication agent, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A. and Credit Suisse, as co-documentation agents, General Electric Capital Corporation, UBS Securities LLC and RBS Business Capital, as senior managing agents, Banc of America Securities LLC, Wells Fargo Retail Finance, LLC and Deutsche Bank Securities Inc., as joint lead arrangers, and Banc of America Securities LLC, Wells Fargo Retail Finance, LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Credit Suisse, as joint book runners, entered into an Amended and Restated Credit Agreement (the “Amended Credit Agreement”) to amend various terms of the Company’s Credit Agreement, dated as of October 31, 2006 (the “Existing Credit Facility”).

Pursuant to the Amended Credit Agreement, the Company and the Lenders agreed that, with respect to certain of the Lenders under the Existing Credit Agreement, representing an aggregate amount of $850,000,000 of the tranche A commitments and $50,000,000 of the FILO (as defined below) commitments (the “Extending Lenders”), the termination date of the asset-based revolving credit facility under the Existing Credit Agreement (the “Existing Facility”) would be extended from October 31, 2011 (the “Existing Maturity Date”), to the earlier of (i) April 15, 2014, (ii) 45 days prior to the maturity date of any class of term loans in the Company’s term loan credit facility (the “Term Loan Facility”) and (iii) the date on which the maturity of the obligations is accelerated and the commitments with respect to the Extending Lenders are terminated due to an event of default.  $202 million of commitments of certain of the other Lenders under the Existing Credit Agreement (the “Non-Extending Lenders”) under the Existing Facility shall terminate on the earlier of the Existing Maturity Date and the date on which the maturity of the obligations is accelerated and the commitments under the Existing Facility are terminated due to an event of default (the “Existing Termination Date”).

Additionally, under the Amended Credit Agreement, the aggregate amount of first in last out (“FILO”, formerly known as tranche A-1) commitments has been reduced from $100,000,000 to $50,000,000.  Simultaneously with entering into the Amended Credit Agreement, the Company exercised its ability to increase the tranche A commitments in the aggregate amount of $152,000,000.

With respect to the Extending Lenders, the interest rates under the Amended Credit Agreement are based on: (i) for LIBO loans for any interest period, at a rate per annum equal to the LIBO rate as determined by the Administrative Agent, for such interest period multiplied by the Statutory Reserve Rate (as defined in the Amended Credit Agreement) (the “Adjusted LIBO Rate”), plus an applicable margin of (x) 3.00%, 3.25%, 3.50% or 3.75% for tranche A loans and (y) 5.00%, 5.25%, 5.50% or 5.75% for FILO loans, in each case based on Availability (as defined and described below) for the most recently ended Fiscal Quarter (as defined in the Amended Credit Agreement); and (ii) for prime rate loans, a rate per annum equal to the highest of (a) the variable annual rate of interest then announced by Bank of America, N.A. at its head office as its “prime rate” and (b) the federal funds rate in effect on such date plus 0.50% per annum, or (c) the Adjusted LIBO Rate  (calculated utilizing the LIBO Rate for a one-month interest period) plus 1.00% per annum, plus an applicable margin of (x) 2.00%, 2.25%, 2.50% or 2.75% for tranche A loans and (y) 4.00%, 4.25%, 4.50% or 4.75% for FILO loans, in each case based on Availability for the most recently ended Fiscal Quarter.  With respect to the Non-Extending Lenders, the interest rates shall be the same as those set forth under the Existing Credit Agreement.

Under the Amended Credit Agreement, in addition to certain customary administrative and other fees, the Loan Parties must pay the Administrative Agent, for the account of the Extending Lenders, an aggregate fee equal to 0.625% per annum of the average daily balance of the Extending Lenders’ unused loan commitments during the Fiscal Quarter just ended (or other relevant period).  The fees paid to the Non-Extending Lenders for their unused commitments shall be the same as those set forth in the Existing Credit Agreement

Under the Amended Credit Agreement, the Loan Parties must satisfy a pro forma credit availability condition (the “Pro Forma Availability Condition”) as follows: (i) for each of the 30 consecutive days preceding the Existing Termination Date (or any earlier date on which commitments of the Non-Extending Lenders are voluntarily reduced or terminated) and on a pro forma basis after giving effect to the termination or reduction of the commitments of the Non-Extending Lenders and the repayment of the obligations owed to the Non-Extending Lenders on the Existing Termination Date, Availability of not less than $125,000,000 and (ii) on a projected pro forma basis (on a month-end basis) for each of the six months immediately following, and after giving effect to, the termination or reduction of the commitments of the Non-Extending Lenders and repayment of the obligations owed to the Non-Extending Lenders on the Existing Termination Date, based on projections prepared by the Loan Parties at the time of the Existing Termination Date, Availability of not less than $125,000,000.  Except for the periods described in the preceding sentence, the Loan Parties must not permit Availability at any time to be less than the greater of (i) $75,000,000 and (ii) 10% of the lesser of (a) the then borrowing base under the Amended Credit Agreement or (b) a revolving credit ceiling of $1,102,000,000 (as reduced or increased in accordance with the terms of the Amended Credit Agreement, the “Revolving Credit Ceiling”).   “Availability” under the Amended Credit Agreement means the lesser of (a) the Revolving Credit Ceiling minus the outstanding credit extensions and (b) the then borrowing base minus the outstanding credit extensions.

The above summary of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Credit Agreement, a copy of which is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Certain lenders under the Amended Credit Agreement have engaged in, or may in the future engage in, transactions with, and perform services for, the Company and its affiliates in the ordinary course of business.

Item 9.01               Financial Statements and Exhibits

Exhibit No.	Description

99.1

Amended and Restated Credit Agreement, dated as of February 18, 2010, among Michaels Stores, Inc., as lead borrower, the borrowers named therein, the facility guarantors named therein, Bank of America, N.A., as administrative agent and collateral agent, the lenders party thereto (collectively, the “Lenders”), Wells Fargo Retail Finance, LLC, as syndication agent, Deutsche Bank Securities Inc., JPMorgan Chase Bank, N.A. and Credit Suisse, as co-documentation agents, General Electric Capital Corporation, UBS Securities LLC and RBS Business Capital, as senior managing agents, Banc of America Securities LLC, Wells Fargo Retail Finance, LLC and Deutsche Bank Securities Inc., as joint lead arrangers, and Banc of America Securities LLC, Wells Fargo Retail Finance, LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities Inc. and Credit Suisse, as joint book runners

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICHAELS STORES, INC.

Dated: February 19, 2010	By:	/s/ Elaine D. Crowley
Elaine D. Crowley
Executive Vice President — Chief Financial Officer